                                                                    EXHIBIT 10.2

                                                                      Charleston

                              SERVICES AGREEMENT
                              ------------------


     This Agreement is entered into as of the ___ day of ________, 1999, by and between Arch Chemicals, Inc., a Virginia corporation (hereinafter "ARCH"), and Olin Corporation, a Virginia corporation (hereinafter "OLIN").

                                  WITNESSETH:
                                  ----------

     WHEREAS, OLIN and ARCH have entered into a Distribution Agreement (as defined below);

     WHEREAS, pursuant to the Distribution Agreement, OLIN has agreed to transfer certain assets and businesses constituting the Arch Assets and the Arch Business, respectively (each as defined in the Distribution Agreement) to ARCH;

     WHEREAS, included in the Arch Business are certain assets and operations located at the Charleston, Tennessee chlor alkali and pool chemicals facility owned and operated by OLIN prior to the Distribution Date (as defined in the Distribution Agreement); and

     WHEREAS, following the Distribution Date, OLIN and ARCH have both requested from each other, and each has agreed, that ARCH receive certain services to be provided by OLIN, and that OLIN receive certain services to be provided by ARCH, for their respective operations at the Charleston, Tennessee facilities, on the terms and conditions as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, OLIN and ARCH agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          As used in this Agreement, the following terms have the following meanings:

          "Authorized Representative" means the plant manager of each Party at
           -------------------------
the Charleston Site, who shall be responsible for implementing this Agreement at the Charleston Site.

          "Budgeted Service Quantity" means the quantity of a Service the
           -------------------------
Service Provider has agreed to provide and the Service Receiver has agreed to receive during the next Contract Year.

          "Budgeted Service Quantity Percentage" means the quantity the Service
           ------------------------------------
Receiver has requested and the Service Provider has agreed to provide, expressed as a percentage of the total of that Service which is budgeted to be produced or available during the next Contract Year at the Charleston Site

          "Capital Carrying Charge" means a cost to cover the financing of a
           -----------------------
capital project or capital investment by the Service Provider, as further described in Section 5.01(c).

          "Charleston Plant" means OLIN's chlor-alkali and pool chemicals
           ----------------
facility located in Charleston, Tennessee as it existed and operated prior to the Distribution Date.

          "Charleston Site" means the combined operations of Olin Corporation
           ---------------
and Arch Chemicals, Inc. located in Charleston, Tennessee on the former site of OLIN's Charleston Plant, as of the Distribution Date.

          "Claim(s)" shall mean any action, claim, demand, interference,
           --------
obligation, suit, arbitration or other proceeding brought or asserted by or against a Party to this Agreement.

          "Contract Year" means the First Contract Year and each calendar year
           -------------
thereafter during the term of this Agreement, or any shorter period commencing on any January 1 and ending, as to any Service upon expiration of its Term, and as to this Agreement at the termination of this Agreement.

          "Curtailment Plan" means the Charleston Site Plan for the sequence in
           ----------------
which Services will be reduced or temporarily suspended for the various operating units.

          "Damages" shall mean all costs, liabilities, obligations, damages,
           -------
fines, penalties, deficiencies, losses and judgments, including incidental damages, consequential damages, punitive damages, strict liability, and reasonable attorneys' fees, in each case after the application of any amounts recoverable under insurance contracts or similar arrangements and recoverable from third parties by the Entity claiming indemnity.

          "Distribution Agreement" means the Distribution Agreement dated as of
           ----------------------
[________], 1999, between OLIN and ARCH.

          "Distribution Date" has the meaning assigned to such term in the
           -----------------
Distribution Agreement.

          "Entity" shall mean any individual or person, or general partnership,
           ------
limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization or government, or government organization, and the heirs, executors, administrators, legal representatives, successors, and assigns of the Entity when the context so permits.

          "Environmental Laws" means any and all applicable regulations,
           ------------------
ordinances, codes, licenses, permits, orders, approval, authorizations, requirements and similar items and any and all applicable judicial or administrative decrees, judgments or orders relating to the protection of human health or the environment or to the protection of the health and safety of employees and the public.

          "First Contract Year" means the period from the Distribution Date
           -------------------
until December 31, 1999.

          "Fixed Costs" means those costs which do not vary directly with units
           -----------
of production or usage, as further described in Section 5.01(b).

          "Force Majeure" means, for either Party, any circumstance(s) beyond
           -------------
the reasonable control of that Party, which prevents full performance, including, but not limited to: acts of God; fire; accident; flood; explosion; war; hurricanes; tornadoes; riots; government action or inaction or request of Governmental Authority, including any law, decree, order or regulation of any governmental agency or authority whether federal, state or local; strikes, lockouts or labor disputes; injunction; failure or delay of transportation; shortage of, or inability to obtain, supplies, equipment, fuel, power, labor or other operational necessity; failure of third party suppliers to furnish raw materials or services; or curtailment of power supply.

          "Governmental Authority" means any federal, state or local government,
           ----------------------
governmental authority, regulatory or administrative agency, governmental commission, board, bureau, court or tribunal or any other similar arbitral body.

          "Hours of Operation" means, for any Service, the days and times during
           ------------------
which a Service Provider is required to provide such Service and during which a Service Receiver shall accept such Service.

          "Party/Parties" means either ARCH or OLIN or both of them.
           -------------

          "Prime Rate" means the rate of interest published in the Wall Street
           ----------                                              -----------
Journal under the title "Money Rates," and defined therein as being the base
-------
rate on corporate loans at large money center commercial banks (or if no longer published, an equivalent rate agreed by the Parties).

          "Reasonable and Prudent Operator" means a person seeking to perform
           -------------------------------
its contractual obligations and in so doing and in the general conduct of its undertaking, exercising that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from an experienced operator in substantial compliance with all applicable laws engaged in the same type of undertaking in the same locality and under the same or similar circumstances and conditions, and any reference to the standard of a Reasonable and Prudent Operator herein shall be a reference to such degree of skill, diligence, prudence and foresight as aforesaid. Notwithstanding the above, the term Reasonable and Prudent Operator does not imply a higher standard of care which may be applicable to commercial providers of a Service which a Party may provide under this Agreement.

          "Service" means the furnishing, supply, distribution and delivery of
           -------
each Service as set forth in Exhibit A hereto to be provided by or on behalf of
                             ---------
a Party pursuant to the terms and conditions of this Agreement.

          "Service Charges" shall mean the charges for a Service, comprised of
           ---------------
Fixed Costs, Variable Costs and Capital Carrying Charges.

          "Service Facilities" means, on any date of determination, any asset
           ------------------
located at the Charleston Site used by the Service Provider on such date to provide Services to the Service Receiver.

          "Service Provider" shall mean the Party providing a Service hereunder.
           ----------------

          "Service Receiver" shall mean the Party receiving a Service hereunder.
           ----------------

          "Specification" means the Service Descriptions of the Service stated
           -------------
in the relevant section of Exhibit A, as those Service Descriptions may be
                           ---------
amended from time to time either in accordance with the terms of the relevant section of Exhibit A or by agreement in writing between the Parties.
           ---------

          "Term" means for any Service, the period in which the Service Provider
           ----
must provide a Service, commencing at the Distribution Date and continuing for the term set forth in Exhibit A for such Service.
                         ---------

          "Utility Service" means the following Services:  Electricity and
           ---------------
Electricity Distribution, Steam, Water Supply System and Treatment of HAN Process Waste Water and HAN Area Storm Water. For purposes of the provisions of this Agreement, Utility Services are included in "Services."

          "Variable Costs" means, for any Service, costs that vary directly with
           --------------
units of production, as further described in Section 5.01(a).

          "Willful Breach" consists of the following two elements:  (a) a
           --------------
deliberate, volitional, non-coerced and non-accidental failure by a Party to provide a Service in accordance with this Agreement, which is not due to Force Majeure, and (b) the Party's failure, following written notice from the Authorized Representative of the Service Receiver to the Authorized Representative of the Service Provider, to immediately correct the failure in all material respects within five (5) business days after receipt of such notice.


                                  ARTICLE II

                             PROVISION OF SERVICES
                             ---------------------

     2.01  Undertaking to Provide Services
           -------------------------------

         Each Service Provider shall provide or cause the Services to be provided to the other Party, and shall act as a Reasonable and Prudent Operator with respect to its provision of Services (or, subject to the provisions of Section 2.05, shall act as a Reasonable and Prudent Operator with respect to its efforts to arrange for one or more third parties to provide Services), in accordance with the terms and conditions set forth in this Agreement, including, without limitation, the service standard provisions set forth in Section 2.02.

     2.02  Service Standard
           ----------------

     (a) The Parties agree that a Service Provider's sole obligation and undertaking with respect to the provision of Services pursuant to this Agreement shall be to act as a Reasonable and Prudent Operator upon the terms and conditions set forth herein. Further, the Service Provider shall only be liable to the Service Receiver for Willful Breaches of that standard.

     (b) The Service Provider shall initially provide Services to the Service Receiver on substantially the same basis, and under substantially the same terms and conditions as the Service Provider provides to its own operations and such Services were provided at the Charleston Plant prior to the Distribution Date. Thereafter, the basis for provision of Services may reflect such non-material changes as occur in the ordinary course of business, but any material changes (i.e. changes which may have any impact on the Service Receiver operations, or
 ----
may increase the cost thereof), must be approved in advance by the Service Receiver, such approval not to be unreasonably withheld.

     (c) No changes in the Specifications of any of the Services may be made without the written consent of both the Service Provider and Service Receiver. The Parties, however, can mutually agree to supply and receive Services which do not accord with the Specifications, provided each such variation is agreed in writing. In the event a Service Provider anticipates Specifications hereunder may not be met, it shall promptly notify the Service Receiver.

     (d) Each Party shall act as a Reasonable and Prudent Operator in the operation, maintenance or modification of the Service Facilities and equipment.

     2.03  Services Quantities
           -------------------

     (a) Subject to the terms of this Agreement, a Service Provider shall provide each Service to the Service Receiver at the quantity requested by the Service Receiver up to its Budgeted Service Quantity.

     (b) Not later than August 31, 1999 and August 31 of each Contract Year thereafter, the Service Receiver shall give to the Service Provider a written notice setting forth the quantity of each Service requested by the Service Receiver for the next succeeding Contract Year. Not later than sixty (60) days after receiving such notice, the Service Provider and the Service Receiver will agree, acting in good faith and based on reasonably determined future projections, on the Budgeted Service Quantity to be made available to the Service Receiver and the estimated charges therefor. For calendar year 1999 the Budgeted Service Quantities for each Party shall be as stated in the 1999 Charleston Plant budget.

     (c) If during any Contract Year the Service Receiver requests Services in excess of the Budgeted Service Quantity, the Service Provider shall provide such excess Services if unused capacity exists. In such case, the Fixed Cost component of the Service Charge will be reset for the balance of the Contract Year to reflect properly the annualized Fixed Cost component of the Services, including the Services provided in excess of the Budgeted Service Quantity.

     (d) If either Party requires increased Services to meet the need of its expanded operating facilities, and unused capacity exists, the Service Provider shall make such unused capacity available to the Party first requesting the increased Services. If both Parties require and request a portion of unused capacity, and their combined request exceeds the amount of unused capacity existing at that time, the Service Provider will allocate the available unused capacity to each Party on the basis of each Party's percentage use of the Service.

     2.04  Measurements
           ------------

     (a) Measurements of the levels and quantities of Services to be provided to Service Receiver shall be undertaken in accordance with the practices in effect at the Charleston Site on the Distribution Date. In the event either Party should desire additional or improved system of meters, weights and measures, then the Parties shall meet and discuss the implementation of such request. Unless otherwise agreed, the requesting Party shall pay all expenses related to the acquisition and installation of such improvements, and any increased cost of operations.

     (b)  In the case of Services using meters to measure quantity:

          (i) the Parties agree that the Party owning the meters shall bear all costs of calibration except when the Party that does not own the meter requests that a calibration be performed at a time other than at the agreed upon interval and, upon such calibration, it is determined that the reading was within the stated range of accuracy of that meter.

          (ii) If discrepancies in excess of 5% are determined between the sum of the actual readings of all of Service Receiver's operations receiving a Service at the Charleston Site and the meter reading at the output source of the Service, the Service Receiver shall be due a credit or debit against prior deliveries of that quantity of the Service determined by multiplying the total discrepancy (expressed as a percentage) by all quantities of such Service delivered to the Service Receiver during the period within which such discrepancy existed; provided that if such
                                                      --------
               period cannot reasonably be determined, then such period shall be deemed to be equal to one-half of the number of days between the date of the last meter calibration and the date on which such calibration was corrected.

     (c) From time to time, as agreed by the Parties, each Party shall permit the other Party (or its agents or representatives) to visit its relevant facility or equipment at the Charleston Site in order to witness meter calibrations, tank strappings or other tests to be conducted to verify the accuracy of equipment used to determine the quantity of Services provided by or on behalf of a Service Provider to a Service Receiver; provided that (i) such calibrations and tank strappings or other tests shall not occur more frequently than every thirty (30) days, and (ii) each Party shall cause its employees, agents and representatives to comply with all of the other Party's rules and regulations and follow designated routes. The Party responsible for taking the measurement will provide the other Party with two (2) business days' notice of such calibrations, tank strappings or tests.

     (d) If at any time any of the measuring devices are out of service, the Party responsible therefor will make available to the other Party the relevant data from up-stream or down-stream meters or measures or from elsewhere to enable the Parties to determine or estimate as accurately as possible the appropriate charges to be made while such meters or measures are out of service.

     2.05  Entities to Provide Services
           ----------------------------

     (a) All Services shall be provided by employees of the Service Provider or, at the Service Provider's election, by third parties with whom it has contracted to provide such Services to itself. All references in this Agreement to a Service Provider's "providing" a Service shall include both direct Service provision by the Service Provider and Service provision by third parties.

     (b) Notwithstanding (a) above, in the event that a Service Provider elects to utilize a third party to provide a Service and such third party supplier did not provide such Service at the Charleston Site as of the Distribution Date, then the Service Provider shall notify the Service Receiver in advance, which notice shall include the terms on which the third party supplier will be providing the Service, and the Service Receiver may elect either to receive the affected Service to be provided by a third party supplier or terminate the affected Service upon thirty (30) days written notice.

     (c) All contracts with third party suppliers must contain appropriate indemnities and insurance requirements of the third party supplier, and must exclude liability of the Service Provider and the Service Receiver for any punitive, special, indirect, or consequential damages, or lost profits or business interruption, incurred by the third party supplier.

     2.06  Warranties
           ----------

     (a) The Service Provider warrants to the Service Receiver that the Services delivered pursuant to this Agreement will meet the Specifications in Exhibit A
                                                                     ---------
hereto except in the case of Services purchased by the Service Provider where the Service as supplied by a third party supplier is not within the applicable specifications, in which case Section 2.06(c) shall apply.

     (b) The Service Receiver may refuse to accept or may reject any Service which does not conform with the relevant Specification and shall notify the Service Provider in writing within thirty (30) days after the receipt of such non-conforming Service, in which case, the Service Provider shall at the Service Recipient's option, either: (i) provide the Services again in replacement for the non-conforming Service, or (ii) issue a credit to the Service Recipient for the Service Charge allocable to such non-conforming Service. Failure to give such notice shall constitute a waiver by the Service Receiver of all claims with respect to the non-conforming Service.

     (c) In the event that a third party supplier to the Service Provider supplies any Service and that Service does not meet the Specification, then the Service Provider shall: (i) notify the Service Receiver forthwith upon becoming aware that the Service is outside the Specification, (ii) use reasonable efforts to work with the Service Receiver and the third party supplier to bring the Service within Specification, and (iii) provide the Service Receiver with full cooperation in pursuing a Claim against the third party supplier. To the extent that the Service Provider has complied with Section 2.05 and this Section 2.06(c), the Service Provider shall have no further liability in respect of any Service supplied hereunder by a third party supplier which fails to meet the Specification in the circumstances set out in this Section 2.06(c).

     (d) EXCEPT FOR THE EXPRESS WARRANTIES ABOVE, SERVICE RECEIVER AND SERVICE PROVIDER MAKE NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES PROVIDED OR PRODUCT(S) MADE UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     2.07  Risk of Loss - Title
           --------------------

         Liability associated with and, as appropriate, title to, any Service supplied hereunder shall pass to the Service Receiver at the point at which the Service is received by the Service Receiver (i.e., comes under the operational
                                             ---
control of the Service Receiver, as applicable). Before such point, the risk of loss remains with the Service Provider. Except in the case of gross negligence by either the Service Provider or Service Receiver, employees of each shall utilize the applicable Workers Compensation program of their respective employer as exclusive remedy.

     2.08  Monthly Meetings
           ----------------

         The Parties' Authorized Representatives, or such other person(s) a Party may designate, shall meet monthly, or more often as may be required, to review the Services being provided, the Service Charges for such Services, the next ninety (90) days' projected requirements for Services and other related items. Such a meeting of the Parties' Authorized Representatives will also be held during the annual Budgeted Service Quantity meeting.

     2.09  Regulatory Approvals
           --------------------

         The Service Provider shall endeavor to obtain all contract modifications, permits, licenses and other authorizations from Governmental Authorities needed to operate the Service Facilities and provide the Service Receiver with the Services listed in Exhibit A. However, the Service Provider
                                     ---------
shall not be liable to the Service Receiver for any failure to provide the Services if such failure is attributable to any delay or inability in obtaining the necessary contract modifications or in obtaining the necessary permits, licenses or authorizations from Governmental Authorities.

                                  ARTICLE III

                              SERVICE FACILITIES
                              ------------------

     3.01  Expansion / Improvement of Service Facilities
           ---------------------------------------------

     (a) The Parties recognize that normal operations of the Service
Facilities require some ongoing level of capital improvement and expenditures. Also capital improvements and expenditures may be required to meet local, state or Federal regulations. To the degree that these expenditures are required to maintain and operate the Service Facilities to the benefit of all the Service users, the funding for such capital improvements shall be the responsibility of the Service Provider. The Service Receiver will be obligated to participate in these capital improvements and expenditures but will have the option of funding its share of the capital expenditures, in which case the charges associated with the capital improvement and expenditures will not be included in Capital Carrying Charges and the Service Provider will not charge the Service Receiver for depreciation. If the Service Receiver elects to fund its share of the capital improvement and expenditure, its share will be based upon its percentage usage or consumption during the past twelve (12) months. If, however, the Service Receiver elects not to fund its share of the capital expenditure, it will be charged start-up costs and on-going depreciation and Capital Carrying Charges based upon its Budgeted Service Quantity Percentage in future years.

     (b) To the extent that capital improvements and expenditures are known, they will be included in the annual capital budget by the Service Provider and reviewed at budget time with the Service Receiver. Individual projects included in the capital budget with costs totaling less than Two Hundred Thousand Dollars ($200,000) will be performed at the sole discretion of the Service Provider, provided that the sum total of all such projects for an individual Service does not exceed Six Hundred Thousand Dollars ($600,000) in any one calendar year. For a project totaling less than Two Hundred Thousand Dollars ($200,000) but not included in the annual capital budget, the Service Provider, after reviewing the project with the Service Receiver, may proceed at its sole discretion with implementation of the project provided that the aggregate sum of all projects applicable to that particular Service does not exceed Six Hundred Thousand Dollars ($600,000) for that calendar year.

     (c) For capital improvements and expenditures in excess of Two Hundred Thousand Dollars ($200,000) for any single project or the aggregate sum of such projects exceeding Six Hundred Thousand Dollars ($600,000) for a particular Service during a Contract Year, the Service Provider will review such capital improvements and expenditures with and receive the approval of the Service Receiver.

     (d) To the extent that capital investment for the improvement or expansion of the Service Facilities are made to meet a specific need of either the Service Provider or the Service Receiver then the Party whose needs are being met will be responsible for funding such capital improvements and expenditures and all operating costs associated with such capital investments.

     (e) If the Service Provider identifies a capital expenditure it considers will provide sufficient cost savings to justify the expenditure, then the Service Receiver will be asked to fund the expenditure in proportion to the Service Receiver's consumption of such Service during the previous twelve (12) month period. If the Service Receiver decides not to participate in the cost saving project and the Service Provider proceeds with the project, then no Capital Carrying Charges for such cost savings project will accrue to the Service Receiver, and only the Service Provider shall receive the benefit of any cost savings achieved from the project. The Service Charge for the Service to the Service Receiver, if it decides not to participate in the project, shall be computed to reflect the costs that the Service Provider would have incurred in providing the Service had the cost saving project not been done.

     (f) The Service Receiver also shall have the right to identify cost savings projects and if the Service Provider elects not to participate in such projects, the Service Receiver can direct that the Service Provider implement the projects with funding by the Service Receiver and all cost benefits accruing exclusively to the Service Receiver.

     3.02  Unused Service Assets, Land
           ---------------------------

     (a) If the Service Provider's operations at the Charleston Site no longer require the provision of a Service, the Service Provider shall make available for purchase by the Service Receiver the assets providing such Service at the Service Provider's net book value of the assets.

     (b) Each of the Parties agrees that as and when requested by the other Party, it shall consider in good faith, without creating a binding obligation hereunder, the sale of unused land by it to the requesting Party for expansions, improvement of operations, safety and environmental concerns and other matters.

     3.03  Rights of Way, Easements
           ------------------------

     Each of the Parties agrees to grant to the other Party such temporary or permanent rights of way, easements or access licenses, on mutually satisfactory and commercially reasonable terms, for pipelines, communication lines and transportation access that may be reasonably required by the other Party for movement of raw materials and finished products; provided that such rights of way, easements or access licenses do not interfere with the granting Party's operations, and do not in any way impair the value of the granting Party's property. In no event will the foregoing sentence obligate the granting Party to make any grant or agreement which will cause it to be in breach of any agreement to which it is a party or its assets or bound, or violates any law, rule or regulation of a Government Authority applicable to the Charleston Site.

     3.04  Relocation of Service Facilities
           --------------------------------

         Each Party shall have the right to relocate utilities and other equipment, property or assets in order to accommodate plant expansions, construction of new facilities, or the need to obtain Services by alternate means; provided that such relocation shall not impair or add costs to the other Party's operations at the Charleston Site. In the event that such relocation will cause an increase in the Service Charge for the affected Service, then the Party effecting the relocation shall be responsible for such increase.


                                  ARTICLE IV

                             TERM AND TERMINATION
                             --------------------

     4.01  Term of Agreement
           -----------------

         This Agreement shall become effective on the Distribution Date and shall continue in full force and effect for an initial term of ten (10) years and shall continue evergreen thereafter from year to year until all Services have been terminated pursuant to Section 4.02 below.

     4.02  Duration of Services
           --------------------

     (a) The Service Provider will provide each Service for the Term described for such Service on Exhibit A. The Service Receiver will accept each Service
                    ---------
for any minimum period specifically provided for such Service in Exhibit A, if
                                                                 ---------
any, and thereafter until such time as the obligation to accept a Service is terminated in the manner set forth in subsection (b) below.

     (b) The Service Receiver may terminate a Service, upon such notice as is set forth in the relevant section of Exhibit A, or if none is specified as to
                                     ---------
the Service Receiver, upon one year's advance written notice.

     (c) After the expiration of the Term for a Service, the Service Provider may terminate the provision of such Service, upon such notice as is set forth in the relevant section of Exhibit A, or if none is specified as to the Service
                        ---------
Provider, upon one (1) year's advance written notice; provided however, a Service Provider may not terminate a Utility Service for so long as it provides such utilities for its own operations or to any other Entity conducting operations at the Charleston Site.

     (d) From and after the Service termination date, all Service Charges associated with such Service shall cease to occur, and neither Party shall have an obligation to further provide or to accept such Service.


                                   ARTICLE V

                             PAYMENTS FOR SERVICES
                             ---------------------

     5.01  Services Charges
           ----------------

         The Service Charges for Services provided by the Service Provider to the Service Receiver shall include three (3) components: (1) Variable Costs; (2) Fixed Costs; and (3) Capital Carrying Costs.

     (a) Variable Costs cover the costs that vary in proportion to the amount of Service being provided, as defined at the Charleston Plant immediately prior to the Distribution Date (unless otherwise agreed by the Parties), and are expressed in terms of dollars per unit of production of such Service. Actual unit costs of production for the Charleston Site and actual volumes of consumption by the Service Receiver will be used to compute the monthly Variable Cost Service Charge to the Service Receiver.

     (b) Fixed Costs cover the costs of providing a Service which do not vary in proportion to the amount of Service, as defined at the Charleston Plant immediately prior to the Distribution Date (unless otherwise agreed by the Parties), and shall cover such costs, without limitation, as operating labor, maintenance labor, maintenance materials and contracts, laboratory, technical and environmental support costs, depreciation, taxes and administrative costs. Monthly Fixed Cost Service Charges to a Service Receiver will be based upon total budgeted Fixed Costs for the Service multiplied by the Service Receiver's Budgeted Service Quantity Percentage for the Service, adjusted semi-annually to actual Fixed Costs as provided in Section 5.02(a) below.

     (c) Capital Carrying Charges will apply to new capital investments made by the Service Provider after the Distribution Date, and will consist of all costs incurred by the Service Provider to make the capital investment for the Service and properly accounted for as capital expenditures. The Capital Carrying Charge will apply during the normal depreciation period for the investment and will be at Prime Rate plus two (2) percentage points. The formula for allocating Capital Carrying Charges properly chargeable to the Service Receiver will be:

         Monthly Charleston Site Capital Carrying Charges X Budgeted Service Quantity Percentage

     (d) All labor charges included in Service Charges shall be charged at the fully loaded rate, which shall include wages/salary, fringe benefits, and as applicable, supervision and a cost for equipment and tools required to perform the Service.

     5.02  Adjustments
           -----------

     (a) The Fixed Costs reflected in the Service Charges paid monthly for each Service will be adjusted semi-annually to reflect actual Fixed Costs incurred for the period January through June, and for July through December, which adjustments shall be included on the next invoice issued thereafter.

     (b) If during any Contract Year, the Service Receiver's consumption or use of a Service exceeds its Budgeted Service Quantity by more than 5%, the Service Provider may, at its option, at the end of the Contract Year, bill a Fixed Cost adjustment to the Service Receiver. If the Service Receiver, during any Contract Year, consumes or uses less than the Budgeted Service Quantity, the Service Receiver still will be responsible for its portion of the Site's Fixed Costs and Capital Carrying Charges based upon its Budgeted Service Quantity, unless prior arrangements have been made for the Service Provider to take and consume or utilize the Service Receiver's planned consumption and to pay the Fixed Costs thereon.

     (c) In the event of Force Majeure preventing the delivery of a Service to the Service Receiver, the Service Receiver will continue to pay its proportionate share of Fixed Costs and Capital Carrying Charges for a period up to six (6) months, but payment of such Fixed Costs and Capital Carrying Charges will abate after six (6) months for the duration of the Force Majeure.

     (d) During other interruptions of a Service, the Service Receiver will continue to pay its share of the Fixed Costs and Capital Carrying Charges of the Service, however, in the event of a breach of this Agreement by the Service Provider that results in the cessation of the Service, the Service Receiver will not have any obligation to pay the Fixed Costs and Capital Carrying Charges of that Service until the Service is resumed.

     5.03  Invoicing and Payment
           ---------------------

     (a) The Service Provider shall issue an invoice with reasonable detailed support to the Service Receiver at the end of each month indicating the quantity of Services received and the Service Charges for such Services. Payment by the Service Receiver for Services received shall be due fifteen (15) days after the date of the invoice.

     (b) In the event the Service Receiver disputes the accuracy of any invoice, the Service Receiver shall pay the undisputed portion of such invoice and the Parties will promptly meet and seek to resolve the dispute.

     (c) If the Service Receiver fails to pay any undisputed amount owed under this Agreement, Service Receiver shall correct such failure promptly following notice of the failure, and shall pay Service Provider interest on the amount paid late at two percent (2%) above the Prime Rate prorated for the number of days such overdue amounts are outstanding.

     (d) All payments due under this Agreement shall be made by electronic funds transfer, unless otherwise agreed by the Parties.

     5.04  Taxes
           -----

         To the extent not included in the price Service Provider charges for Services, Service Receiver shall pay to Service Provider the amount of any taxes or charges set forth in (a) through (c) below imposed now or in the future by any Governmental Authority including any increase in any such tax or charge imposed on Service Provider after the Distribution Date:

     (a) Any applicable sales, use, gross receipts, value added or similar tax that is imposed as a result of, or measured by, any sale or Service rendered hereunder unless covered by an exemption certificate;

     (b) Any applicable real or personal property taxes, including any special assessments, and any impositions imposed on Service Provider in lieu of or in substitution for such taxes on any property used in connection with any sale or Service rendered hereunder; and

     (c) Any other governmental taxes, duties, and/or charges of any kind, excluding any income or franchise taxes imposed on Service Provider, which Service Provider is required to pay with respect to any sale or Service rendered hereunder.

     5.05  Advance Payments
           ----------------

         Prior to the Distribution Date both Parties jointly will determine and agree on whether an advance payment may be required by one Party to the other under this Services Agreement, to compensate either Party for carrying costs associated with any imbalance in cash disbursements in providing Services hereunder.

                                  ARTICLE VI

                           SHUTDOWNS; FORCE MAJEURE
                           ------------------------

     6.01  Maintenance, Planned and Unplanned Temporary Shutdowns
           ------------------------------------------------------

     (a) Each Party will maintain the Service Facilities to the same standards in effect at the Charleston Plant immediately prior to the Distribution Date, which shall include at all times such maintenance as required to comply with all applicable laws, rules and regulations of a Governmental Authority.

     (b) Each Party shall have the right and freedom to temporarily shutdown its own facilities used for the production, distribution, supply or receipt of Services as well as facilities supportive of such activities in the event of Force Majeure circumstances or to ensure their continued safe and efficient operation.

     (c) The Parties shall use all reasonable efforts to minimize interruptions in the supply and receipt of Services hereunder and to mitigate the consequences for the other Party of any interruptions arising from shutdowns.

     (d) The Parties shall provide each other at least prior notice of any planned shutdown, as soon as such schedule is established, but in no event less than three (3) months in advance. The Authorized Representatives shall meet and seek to coordinate such planned temporary shutdown, but the final decision on the period(s) of any shutdown(s) shall be for the Party owning the facility to be shut down, provided, however that no planned shutdowns expected to lead to interruptions of supply, or the receipt of Services in the aggregate exceeding fourteen (14) days per calendar year, shall be made unless otherwise agreed by the Parties.

     (e) In the event of an unplanned shutdown, the Party whose facility is to be shut down must inform the other Party with as much notice as reasonably practicable of its unplanned shutdown, of the expected commencement date and extent of the shutdown, and plans for any partial and full resumption of supply or receipt of the Service concerned.

     (f) In the event of an emergency temporary shutdown, the Party whose facility is concerned must inform the other Party as soon as reasonably practicable and the Parties will cooperate fully to minimize the consequences and risks, and to mitigate any losses.

     (g) In the event that a planned or unplanned shutdown of a Service Facility results in a reduction of the Service that is available, the available Service will be apportioned between the Parties in accordance with the Curtailment Plan for such Service, or in the absence of an applicable section for the Service in the Curtailment Plan, based on usage or as otherwise agreed by the Parties as being most practicable. The Service Provider shall use its best efforts to restore the Service to full capacity as soon as possible and minimize the Service Facility shutdown.

     (h) Unplanned or emergency shutdowns causing interruptions of supply for more than seven (7) days shall be deemed a case of Force Majeure.

     6.02  Force Majeure.
           -------------

     (a) A Party's failure or inability to comply with the terms of this Agreement shall not provide a basis for such party's liability to the other party in the event performance is prevented by any Force Majeure event, provided that such Party complies with its obligations under this Section 6.02.

     (b) If a party is in a position of Force Majeure or is aware of the likelihood of a situation constituting Force Majeure, it shall notify the other party in writing promptly of the cause and extent of such non-performance or likely non-performance, the date or likely date of commencement thereof, the expected duration and estimated effect, and the means proposed to be adopted to remedy or abate the Force Majeure; and the Parties shall without prejudice to the other provisions of this Section 6.02 consult with a view to taking such steps as may be appropriate to mitigate the effects of such Force Majeure.

     (c) The party subject to Force Majeure shall act as follows:

         (i) The affected party shall coordinate closely with the other party, shall keep the other party regularly informed during the course of the Force Majeure as to when resumption of performance shall or is likely to occur, and shall use all reasonable efforts to remedy or abate the Force Majeure as expeditiously as possible; provided, however, nothing herein shall require a Party to settle or compromise any strike or labor dispute.

         (ii) In the case of a Force Majeure affecting the Service Provider, the Service Provider will allocate such portions of the affected Services that are available to ensure safety, health and environmental compliance at the Charleston Site, such that after the allocation the Service Receiver will receive the Service in accordance with the Curtailment Plan, or if not provided for therein, based on the usage level of such Service by said facilities as a percentage of the total for the Charleston Site.

         (iii) The affected party shall notify the other party and shall resume performance as expeditiously as possible after termination of the Force

               Majeure or the Force Majeure has abated to an extent which permits resumption of such performance.

     (d) Upon the occurrence and during the continuance of a Force Majeure, a Service Receiver shall be entitled to obtain substitute Services on a temporary or permanent basis as set forth in this paragraph. The Service Provider shall cooperate with the Service Receiver's efforts to obtain temporary substitute Services, including allowing a responsible third party to have reasonable access to the Charleston Site and the Services Facilities to allow for delivery of such Services. In the event of a Force Majeure event which has a continuous duration of six (6) months or more, the Service Receiver shall be entitled to obtain permanent substitute Services. In such case the Service Provider will have no further obligation to provide and the Service Receiver shall have no further obligation to accept such Service or Services and all costs associated with such Service shall cease to accrue on the later of: (i) the thirtieth (30th) day after the date on which the Service Receiver notifies the Service Provider that it intends to exercise its right to obtain permanent substitute Services and
(ii) any later date of termination specified in such notice.


                                  ARTICLE VII

                            LIMITATION OF LIABILITY
                            -----------------------

     7.01  Limitation of Liability.
           -----------------------

         The Parties shall have no liability to each other for any and all Claims and/or Damages arising out of this Agreement, whether such Claims and/or Damages arise on account of a Party's furnishing Services hereunder, the failure to furnish Services hereunder, or otherwise, and whether or not such Claims and/or Damages were caused by the negligence of a Party, including a Party's sole negligence; provided, however, that the foregoing limitation shall not apply to Claims and/or Damages to the extent caused by a Party's gross negligence or Willful Breach.

     7.02  Consequential Damages.
           ---------------------

         Notwithstanding anything to the contrary contained herein or at law and in equity, in no event (except in the case of Willful Breach) shall a Party be liable to the other Party for punitive, special, indirect or consequential damages (including, without limitation, damages for loss of business profits, business interruption or any other loss) arising from or relating to any claim made under this Agreement or regarding the provision of or the failure to provide Service(s) hereunder, even if a Party had been advised or was aware of the possibility of such damages.

     7.03  Mitigation.
           ----------

         OLIN and ARCH (as the case may be) shall use all reasonable efforts to mitigate the loss and damage (if any) incurred by it as a result of any breach by another Party of that other Party's obligations under this Agreement.


                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

     8.01  Indemnification
           ---------------

     (a) ARCH shall indemnify, defend and hold harmless OLIN, including its affiliates, employees, representatives and agents (the "OLIN Indemnitees") from and against all Claims and Damages asserted by any third party or by ARCH employees (including their families and estates) against the OLIN Indemnitees in connection with, or as a result of, OLIN's provision of Services under this Agreement except to the extent such Claims and Damages are caused by the gross negligence or Willful Breach of any of the OLIN Indemnitees.

     (b) OLIN shall indemnify, defend and hold harmless ARCH, including its affiliates, employees, representatives and agents (the "ARCH Indemnitees") from and against all Claims and Damages asserted by any third party or by OLIN employees (including their families and estates) against the ARCH Indemnitees in connection with, or as a result of, ARCH's provision of Services under this Agreement unless such Claims and/or Damages are caused by the gross negligence or Willful Breach of any of the ARCH Indemnitees.

     (c) Each Party shall indemnify, defend and hold harmless the other Party from and against all monetary fines, penalties or the like, imposed by a Governmental Authority against the Party entitled to indemnification arising from a violation by the indemnifying Party of applicable laws, rules, regulations, orders, or the like of the Governmental Authority.

     8.02  Third Party Service Provider
           ----------------------------

     (a) Where a third party supplier provides a Service on behalf of the Service Provider hereunder and that third party (including its subcontractor, employee or agent) files Claims and/or Damages against either Party (or both Parties) relating to that third party's provision of Service, the Parties shall indemnify, defend and hold the other Party, its employees, representatives and agents, harmless with respect to such Claims and/or Damages as follows:

          (i) OLIN shall indemnify, defend (or provide for the defense) and hold ARCH harmless from and against all third party supplier Claims made by a third party supplier which provides Services to ARCH on behalf of OLIN (including Claims and/or Damages of its subcontractor, employee or agent) and/or Damages which are alleged to occur in or on the Charleston Site, whether or not such Claims and/or Damages are based (in whole or in part) on the negligence of OLIN, ARCH or the third party supplier, except to the extent such Claims and/or Damages are caused by the gross negligence of ARCH;

          (ii) ARCH shall indemnify, defend (or provide for the defense) and hold OLIN harmless from and against all third party supplier Claims made by a third party supplier which provides Services to OLIN on behalf of ARCH (including Claims and/or Damages of its subcontractor, employee or agent) and/or Damages which are alleged to occur in or on the Charleston Site whether or not such Claims and/or Damages are based (in whole or in part) on the negligence of OLIN, ARCH or the third party supplier, except to the extent such Claims and/or Damages are caused by the gross negligence of OLIN.

     (b) In no event will an indemnitor be liable under paragraph (a) for punitive, special, indirect, consequential damages or lost profits or business interruption claimed by a third party supplier.

     8.03 Indemnification Procedures.
          --------------------------

     (a) In the event of any Claim for which a Party is entitled to indemnification, the Party seeking indemnification shall immediately notify in writing the indemnifying Party of such Claim and shall fully cooperate with the indemnifying Party in the defense of the Claim and, at the indemnifying Party's cost, permit the indemnifying Party's attorney(s), reasonable acceptable to the indemnified Party, to handle and control the conduct and defense, and/or settlement of such Claim, including making personnel and records available for the defense of the Claim.

     (b) The indemnifying Party shall keep the indemnitee(s) reasonably informed regarding any claim, action or proceeding in which the indemnifying Party is defending the indemnitee(s), and shall not enter into any settlement or compromise of such claim, action or proceeding affecting the indemnitee(s) without the indemnitee(s)'s consent, unless such settlement or compromise contains a complete and unconditional release of the indemnitee(s). In no event shall the indemnifying Party agree to a settlement which contains a non-monetary component without the consent of the indemnitee(s), which consent shall not be unreasonably withheld.

     (c) The indemnification provisions of Sections 8.01 and 8.02 are contingent upon the indemnitee(s) promptly turning over the complete control of the claim and/or suit to the indemnifying Party.

     8.04  Scope of Indemnification as Permitted by Applicable Law.
           -------------------------------------------------------

     Nothing in this Article VIII shall be construed to violate directly or indirectly any applicable law prohibiting indemnification for the sole or partial negligence of the indemnitee. In the event any provision of this indemnity is contrary to applicable law, this indemnity shall not be void or unenforceable, but shall be enforced to, and only to, the fullest extent permitted by the applicable law.


                                  ARTICLE IX

                              RECORDS AND AUDITS
                              ------------------

     9.01  Records
           -------

     (a) Each Service Provider shall maintain books of record and account, recording the levels or quantities of Services provided by or on behalf of the Service Provider to the Service Receiver under this Agreement, the costs and expenses associated therewith and amounts paid by the Service Receiver.

     (b) Each Service Provider agrees to maintain financial records consistent with its normal practices and that are adequate to reflect fairly the accuracy of charges invoiced under this Agreement. Should the Service Receiver reasonably request the Service Provider to develop or maintain additional records in connection with this Agreement, and if the Service Provider agrees, the cost of this effort will be negotiated by the Parties and borne by the Service Receiver.

     9.02 Audits
          ------

     (a) Third Party Audit (Cost of Service).  From time to time as agreed by
         -----------------------------------
the Parties, each Party shall have the right to have an independent certified public accounting firm ("CPA firm"), mutually acceptable to the Parties, audit the other Party's books of account and other records pertaining to a dispute arising from the cost of Services (including invoiced and reimbursed costs) provided pursuant to this Agreement for a period of five (5) years following the end of the calendar year in which such disputed Services were rendered. Prior to commencing its audit, the CPA firm shall execute a confidential agreement reasonably acceptable to the audited Party. Upon completing its audit, the CPA firm shall report only whether or not the charges from the Service Provider to the Service Receiver hereunder were correct or, if not, the amount of any overcharge or undercharge. The Parties agree to accept the determination of the CPA firm as binding and final, and if the audit determines that either Party owes money to the other Party, the owing Party shall promptly pay such sum to the other Party. The cost of such audit shall be borne by the requesting Party and shall be limited to a duration not to exceed two (2) months.

     (b) Functional Audit.  From time to time as agreed by the Parties, the
         ----------------
Service Receiver shall have the right to conduct functional audits of a Service provided hereunder. Such audits shall be limited in scope to: (i) comparison against a mutually agreed upon standard, or (ii) as required to effect certification promulgated by a recognized industry organization (for example, "ISO" certification) or by a Governmental Authority. Each Party shall bear its own costs of any Functional Audits and such audits shall be limited to a duration not to exceed two (2) weeks on site.

     (c) Unrelated Information.  Notwithstanding the above audit rights, the
         ---------------------
Service Provider shall have the right to redact from records which may be audited information that is unrelated to the provision of Services to the Service Receiver.


                                   ARTICLE X

                   INSURANCE, SAFETY, HEALTH AND ENVIRONMENT
                   -----------------------------------------

     10.01  Insurance
            ---------

     (a) Each Party shall be responsible for maintaining insurance (which may include self insurance) in coverages and amounts sufficient to replace its own Service Facilities and production facilities, to cover potential liabilities hereunder, and otherwise to comply with all applicable requirements of Governmental Authorities.

     (b) Each Party shall look to its own insurance (including self insurance and any deductible amount) as its exclusive remedy to recover damages for property damage, business interruption or extra expenses relating to an insurable event. Each Party hereby waives its rights of recovery against the other for any loss insured by fire, extended coverage and other property insurance policies (including self insurance and any deductible amount) existing for the benefit of such Party. Each Party shall obtain from its insurer a waiver of subrogation against the other Party.

     10.02  Safety, Health and Environment
            ------------------------------

     (a) Each Party shall be responsible for complying with Environmental Laws relating to the operation of its activities at the Charleston Site after the Distribution Date. Notwithstanding the above, a Party may contract out the record keeping and/or reporting activities required by any federal, state and local law, provided that the Party shall not contract away its liability and responsibility for assuring that any required records or reports comply with the legal requirements, and are truthful and accurate.

     (b) Unless otherwise agreed, each Party shall retain sole and complete responsibility for the management, storage and proper disposal of wastes, discharges and emissions in all media produced from its activities and shall obtain necessary Governmental Authority permits, permissions or licenses to effect this responsibility.

     (c) Each Party shall notify the other Party on a timely basis of any incidents or conditions which may have adverse safety, health or environmental consequences to employees or property of the other. Each Party shall provide information to the other Party for any hazardous materials to which their employees may be exposed while on the Charleston Site.

     (d) Either Party shall have the right to immediately suspend the provision of any Service under operation of this Agreement, without liability to itself by informing the Authorized Representative of the other Party as soon as practical by telephone followed by written notice, if at any time a Party believes, in its sole reasonable judgment, that an unsafe practice related to that Service, which endangers the employees of either Party, the general public, or the environment, is being undertaken. Further, if this practice is not corrected or substantial steps taken to effect its correction within fifteen (15) days, then that Party may declare Force Majeure and suspend its obligations in accordance with Section 6.02.


                                  ARTICLE XI

                              DISPUTE RESOLUTION
                              ------------------

     11.01  Alternative Dispute Resolution
            ------------------------------

     (a) The Parties understand and appreciate that their long term mutual interests will be best served by effecting a rapid and fair resolution of any claims or disputes which may arise out of this Agreement or from any dispute concerning this Agreement's terms. Therefore, each Party agrees, to use its best efforts to resolve all such disputes as rapidly as possible on a fair and equitable basis. Toward this end, each Party agrees to develop and follow a process for presenting, rapidly assessing, and settling claims and other disputes on a fair and equitable basis.

     (b) If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to Section 11.01(a), the Parties agree to refer the matter to the OLIN and ARCH Authorized Representatives which shall meet and attempt to resolve the dispute within thirty (30) days from the date the dispute was brought before its attention.

     (c) If any dispute or claim arising under this Agreement cannot be resolved pursuant to Section 11.01(b), the Parties agree to refer the matter to a panel consisting of one (1) senior executive from each Party for review and resolution. The senior executive shall not have been directly involved in the claim or dispute. A copy of the Agreement terms, relevant facts, areas of disagreement and a concise summary of basis of each side's contention will be provided to both executives who shall review the same, and attempt to reach a mutual resolution of the issue. The senior executives shall meet and attempt to resolve the dispute within thirty (30) days of their appointment.

     (d) If the dispute cannot be resolved by the senior executive panel pursuant to Section 11.01(c), then within ten (10) days after the end of the senior executives' conference the Parties will notify the Authorized Representatives in writing and within thirty (30) days therefrom either Party may refer the matter to arbitration for sole and final settlement by a board of three (3) arbitrators in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA").

     (e) The Party electing arbitration shall notify the other Party in writing in accordance with the Arbitration Rules and such notice shall be accompanied by the name of the arbitrator selected by the Party serving the notice. The second arbitrator shall be chosen by the other Party, and a neutral arbitrator shall be chosen by the two arbitrators so selected. If a Party fails to select an arbitrator or to advise the other Party of its selection within thirty (30) days after receipt by such a Party of the notice of the intent to arbitrate, the second arbitrator shall be selected by the AAA. If the third arbitrator shall not have been selected within thirty (30) days after the selection of the second arbitrator, the appointment of the third arbitrator shall be made by the AAA. Arbitrators shall be selected taking into account their background in the chemical industry and familiarity with chemical production facilities, or other appropriate qualifications.

     (f) All such proceedings shall be conducted in Norwalk, Connecticut or another mutually agreed upon location. The arbitrators shall make detailed findings of fact and law in writing in support of the decision of the arbitrator panel, but shall not be empowered to award reimbursement of attorneys' fees and other costs of arbitration to the prevailing Party. Any monetary award of the arbitrators panel shall include interest from the date of any breach or any violation of this Agreement. The arbitrators shall fix an appropriate rate of interest from the date of the breach or other violation to the date when the award is paid in full. The Parties agree that the decision of the arbitrators shall be final and conclusive and that judgment on the arbitration award may be entered in any court having jurisdiction over the Parties or their assets.

     (g) The provisions of this Section 11.01 shall not be deemed to preclude any Party hereto from seeking preliminary injunctive relief to protect or enforce its rights hereunder, or to prohibit any court from making preliminary findings of fact in connection with granting or denying such preliminary injunctive relief, or to preclude any Party hereto from seeking permanent injunctive or other equitable relief after and in accordance with the decision of the arbitrator panel. Whether any claim or controversy is arbitrable or litigable shall be determined solely by the arbitrator panel pursuant to the provisions of this Section 11.01.

     11.02  Ongoing Obligations.
            -------------------

         It is expressly agreed that the failure of the Parties to resolve a dispute on any issue to be resolved hereunder shall not relieve either Party from any obligation set forth in this Agreement. In addition, the Parties expressly state their mutual determination that the failure to resolve any such disputes shall not hinder or delay the providing of the Services, and that, notwithstanding the pendency of any such dispute, neither Party will be excused of its obligations hereunder to cooperate with the other to effectuate the purposes of this Agreement.


                                  ARTICLE XII

                                CONFIDENTIALITY
                                ---------------

     12.01  Confidentiality Obligation.
            --------------------------

     Each of the Parties agrees to keep confidential and neither disclose to others nor use, except as permitted herein, any Confidential Information received from the other Party pursuant to this Agreement. In the event that the Service Provider elects to use a third party supplier to provide the Service, the Service Provider shall require that the third party supplier be bound by these provisions of confidentiality in its provision of Services.

     12.02  Limits on Disclosure.
            --------------------

     The receiving Party shall treat all Confidential Information in the same manner and with the same degree of care as it uses with respect to its own Confidential Information of like nature, except that the obligations set forth herein shall not apply with respect to any Confidential Information which:

            (i)    Public Knowledge.  Is generally available to the public or
                   ----------------
                   subsequently becomes generally available to the public through no breach by the receiving Party of secrecy obligations under this Agreement or prior agreements between the Parties concerning the Confidential Information; or

            (ii)   Received from Third Party.  Is received from a third party
                   -------------------------
                   who is legally free to disclose such Confidential Information and who did not receive such Confidential Information in confidence from the disclosing Party; or

            (iii)  Independently Developed.  Is independently developed by the
                   -----------------------
                   receiving Party without reference to the Confidential Information received from the disclosing Party.

     12.03  Subpoena or Demand.
            ------------------

     A Party may disclose Confidential Information pursuant to a subpoena or demand for production of documents in connection with any suit or arbitration proceeding, any administrative procedure or hearing before a governmental or administrative agency or instrumentality thereof, or any legislative hearing, or any governmental audit or other similar proceeding, provided that the receiving Party shall promptly notify the disclosing Party of the subpoena or demand and provided further that in such instances, the Parties use their reasonable best efforts to maintain the confidential nature of the Confidential Information by protective order or other means.


                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

     (a)    Waiver.  Neither Party shall be construed to have waived any of its
            ------
respective rights or interests in this Agreement by a failure, in any one instance, to have asserted, or made claim on, such right at the time such Party was entitled to assert same.

     (b)    Assignment.  Neither Party shall assign this Agreement without the
            ----------
prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that ARCH or OLIN may assign its rights and obligations under this Agreement in whole or in part without consent to (i) any wholly owned subsidiary of ARCH or OLIN, so long as the performance of such subsidiary is guaranteed by ARCH or OLIN, as the case may be, or (ii) in connection with a sale by ARCH of all or substantially all of the business conducted by ARCH at the Charleston Site, or by OLIN of all or substantially all of the business conducted by OLIN at the Charleston Site. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under this Agreement on any person or entity other than ARCH or OLIN and their respective successors and permitted assigns.

     (c) Notices.  Unless otherwise provided for herein, all notices or other
         -------
communications authorized or required between the Parties hereto by any provision of this Agreement shall be in writing and delivered by hand, by national overnight courier or transmitted by registered or certified mail, return receipt requested, postage prepaid, and in all cases addressed to the respective Parties, at the address set forth below or such other address as may be designated by the Parties hereto.

     If to ARCH:

          Arch Chemicals, Inc.
          1186 Lower River Road
          P.O. Box _______
          Charleston, TN  37310-____
          Attn:  Plant Manager

     If to OLIN:

          Olin Corporation
          1186 Lower River Road
          P. O. Box 248
          Charleston, TN  37310-248
          Attn:  Plant Manager

Unless otherwise provided herein, the date of receipt (or refusal to receive) shall be deemed to be the date the notice is given.

     (d) Modification; Entire Agreement.  This Agreement (including the exhibits
         ------------------------------
and schedules referred to herein) represents the entire agreement of the Parties with respect to the matters discussed herein, and supersedes all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter herein. There shall be no modification, amendment, change, or alteration of this Agreement unless reflected in a written instrument executed by both Parties.

     (e) Captions.  Titles or captions of articles and sections contained in
         --------
this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

     (f) Governing Law.  This Agreement shall be governed by and construed
         -------------
according to the laws of the State of Connecticut without regard to its conflict of law provisions.

     (g) No Public Utility.  It is understood that neither Party hereto
         -----------------
considers itself or the other Party to be a public utility, and neither Party intends by this Agreement to engage in the business of being a public utility, or to enjoy any of the power and privileges of a public utility or by its performance of its obligations to dedicate to public or quasi-public use or purpose any of the facilities which it operates, and the Parties agree that the execution of this Agreement shall not, nor shall any performance or partial performance, be or ever deemed, asserted or urged by the Parties to be a dedication to public or quasi-public use of any such facilities of a Party, or as subjecting a Party to any jurisdiction or regulation as a public utility. If at any time an Entity or a Governmental Authority should initiate any action claiming or asserting jurisdiction over a Party as a public utility, or shall take jurisdiction in any proceeding whereby any Entity should assert or claim that a Party is a public utility because of the provision of a Service which is the subject of this Agreement, the Service Provider shall have the right to terminate the supply of the Service under this Agreement without penalty or further obligation to the Service Receiver at any time thereafter by giving ninety (90) days written notice to the Service Receiver of its intention to do so.

     (h) Relationship of Parties.  In all matters relating to this Agreement,
         -----------------------
both Parties will be acting solely as independent contractors and will be solely responsible for the acts of their employees, officers, directors, and agents. Employees, agents, or contractors of one Party shall not be considered employees, agents, or contractors of the other Party. Neither Party shall have the right, power, or authority to create any obligation, express or implied, on behalf of the other Party.

     (i) Compliance.  In performing its obligations, each Party will comply with
         ----------
all federal, state and local laws, ordinances, tariffs, and regulations of Governmental Authorities applicable to such Party.

     (j) Severability.  In the event that any provision of this Agreement shall
         ------------
be found to be void or unenforceable, such findings shall not be construed to render any other provision of this Agreement either void or unenforceable, and all other provisions shall remain in full force and effect unless the provisions which are invalid or unenforceable shall substantially affect the rights or obligations granted to or undertaken by either Party.

     (k) Survival of Certain Provisions.  The Parties expressly agreed that
         ------------------------------
Article V (Payments for Services); Article VII (Limitation of Liability);
Article VIII (Indemnification) and Article X (Safety, Health and Environment) shall survive any termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be execute by their duly authorized representatives as of the day and year first above written.

                              OLIN CORPORATION


                              By:_________________________

                              Title:______________________


                              ARCH CHEMICALS, INC.


                              By:_________________________

                              Title:______________________

                                   EXHIBIT A
                                   ---------


SERVICE:  Electricity and Electricity Distribution

PROVIDER:  OLIN

SERVICE DESCRIPTION


 .    OLIN will transmit annually to ARCH approximately 83,800MKWH of 13.2KV, three phase, AC power for use in the existing ARCH facilities. OLIN will make all arrangements with the power supplier for delivery of electricity to the site.

 .    AC power will be made available to ARCH at the load sides of Switchgear #1 and #19. ARCH will own HTH Feeder Lines #1 and #2 which feed power to Switchgear #4 and #18 for further distribution through unit substations to the ARCH operating units.

 .    ARCH will own and maintain all the electric power distribution system from the load sides of Switchgear #1 and #19 to the operating units.

 .    Any modifications to the ARCH power distribution system require OLIN approval. ARCH will operate the ARCH power distribution system in a manner approved by OLIN. Any reasonable recommendations with regard to reliability, power factor control, system coordination, engineering standards, operating and maintenance practices, etc. made by OLIN to ARCH must be implemented by ARCH in the time frame reasonably required by OLIN.

 .    ARCH will notify OLIN immediately of any load changes in ARCH's AC power requirements.

SERVICE CHARGE

 .    OLIN will bill ARCH monthly for AC electric power actually used (expressed in MKWH) by ARCH and at a weighted average rate of all elements of the power bill (including the firm, LIP and ESP rates for the total of AC and DC Charleston Site power purchases from TVA for the month) as billed to OLIN by TVA.

 .    The AC electric power used monthly by ARCH will be the sum of the meter readings expressed in MKWH, at unit substations Nos. 9, 10, 11, 16, 17, 18, 19, 27, 28, 36, 37, 38, 39, 34 and 35.

 .    OLIN will bill ARCH a flat sum of $1,600 per month to cover ARCH's allocation of costs for routine maintenance and repairs to the incoming plant power line and to Switchgear #1 and #19. The cost of any major repairs will be shared according to the ratio of demand of each company for the prior calendar year.

 .    Line losses will be computed monthly by OLIN (MKWH billed by TVA minus sum of all Charleston Site AC and DC power meter readings) and 10% of the overall Site power losses will be billed to ARCH at the weighted average noted above.

 .    Olin will seek to obtain the most favorable electricity prices possible for
     Chlor-Alkali as an on-going activity. Both companies will work together to adjust their operations to utilize the most favorably priced power.

 .    In the event that the price for ESP power becomes higher than the price for firm power, each Party has an option to either take an economic curtailment (i.e., a voluntary cutback in operations in view of the high cost of incremental ESP power) and reduce or eliminate its use of ESP power or continue to take its allotted share of ESP power in addition to its allotted portion of firm and LIPS power. The Party (or Parties) continuing to take ESP power under such circumstances will pay for the ESP power first, at the going ESP power rate, and the remainder of each Party's power consumption will be at the weighted average rate. For purposes of this section only, the quantity of power allotted to each Party in each power category (i.e., firm, LIPS and ESP) will be determined by multiplying the quantity in each category as billed by TVA in the preceding month multiplied by a fraction, the numerator being the Party's power demand for the preceding month and the denominator being the total power demand of the Charleston Site during the preceding month.

 .    Both parties will establish their minimum firm power requirements as of the
     Distribution Date. As long as the total minimum firm power requirements for the Charleston Site are less than the firm power available under the existing power supply contract, the current methodology of using a weighted average rate will be used to determine Arch's electricity costs. If the firm power offered in a new power supply contract is less than the total minimum firm power requirements of both Parties, the two Parties will each restate their minimum firm power requirements. If the restated total minimum firm power requirements still exceed the amount of firm power offered, and the firm power requirements of the two Parties are not equal, the Party with the higher firm power requirement will pay a full firm power rate for the unequal firm power increment between the two Parties. The remaining power consumption of each Party will be billed at the weighted average rate (including the equal portions of firm power).

TERM:

 .    OLIN will transmit AC electric power to ARCH for the duration of its present electric power supply contract with TVA. The incoming plant power line and Switchgear #1 and #19 will be made available to ARCH for the life of the facilities.

                                                                       Exhibit A

SERVICE:  Steam

PROVIDER: ARCH

SERVICE DESCRIPTION

 .    ARCH will provide 150 psig saturated steam to OLIN for use in the Chlor-
     Alkali Plant, the Charleston Administration Building, the Tech Center and for other miscellaneous users.

 .    Steam will be provided at the downstream side of the 150 psig regulator located in the Boilerhouse.

 .    ARCH will add a meter at a point beyond the first block valve on the 150 psig steam line in Piperack West of TRU area, to measure the steam flow to the HTH Plant.

SERVICE CHARGE

 .    Fixed Costs associated with the entire operation of the Boilerhouse
     (including those associated with the boiler feed water turbine and the deareator) will be allocated to OLIN monthly based upon OLIN's Budgeted Service Quantity Percentage for steam.

 .    OLIN's Budgeted Service Quantity of steam will include steam requirements for the Chlor-Alkali Plant, Administration Building, Tech Center and other miscellaneous users.

 .    Variable Cost of steam will be charged to OLIN based upon the quantity of steam used by OLIN in any month and the unit variable cost of producing and distributing steam during that month.

 .    By-product 30 psig steam from the SO\\2\\ Plant will be supplied directly to HTH Decomposition Unit. The volume of steam provided to HTH Decomp will be added to the volume of steam produced at the Boilerhouse in calculating the Variable Unit Cost of steam production.

TERM:

          . ARCH will provide steam to OLIN at Charleston as long as ARCH provides steam to its own Charleston operations. OLIN, as Service Receiver, will have the right to terminate this Service upon providing two years advance written notice.

                                                                       Exhibit A

SERVICE: Water Supply System Consisting of Treated Water, Cooling Water and Potable Water

PROVIDER: OLIN

SERVICE DESCRIPTION

 .    OLIN will provide treated water, cooling water and potable water to ARCH.

 .    The Charleston Site water system is not metered to the individual operating units; hence, the volume of treated water, cooling water and potable water used directly by ARCH's operating units will be estimated in a manner consistent with past practices at Charleston. For 1999 ARCH's Charleston operations are estimated to consume 20% of all the Sites' treated water, cooling water and potable water.

 .    Either Party will notify the other if any modifications are required to be made to any of the water systems. Any major modifications require prior approval of both Parties before the modification is performed.

 .    The following water specifications apply

     . Treated Water ambient temperature, less than .5ppm Cl\\2\\, 60 psig and pH of 8 to 8.5.
     . Cooling Water less than 90 degrees F, corrosion inhibited, minimum 50 psig.
     . Potable Water ambient temperature, higher than 60 psig, Cl\\2\\ content greater than 1.0ppm and turbidity less than 0.5.

 .    The total Site treated water (which is used directly by the operating units and fed as a raw material to the potable water and cooling water systems) is calculated from the amount of AC electric power that is metered to the treating water system.

        Total Treated Water AC Usage (metered) = Estimated M Gals. Treated Water Used for the entire Charleston Site.
        --------------------------------------
                  33 KWH/M Gals.

SERVICE CHARGE

 .    For each month of 1999, ARCH will be allocated and billed for 20% (based upon past Charleston Plant practices) of the volume of treated water, cooling water and potable water produced and used at the Charleston Site multiplied by the variable unit cost.

 .    During 1999, 20% of the Fixed Costs of the Charleston Site Water System
     will be allocated to ARCH.

 .    There will be no additional charge to ARCH for the amount of treated water used as boiler feed water.

TERM:

 .    OLIN will provide treated water, cooling water and potable water to ARCH for as long as such Service is provided to its own Charleston Site facilities.

                                                                       Exhibit A

SERVICE:  Treatment of HAN Process Waste Water and HAN Area Storm Water

PROVIDER: OLIN

SERVICE DESCRIPTION

          . ARCH will continue to treat HAN process waste water and HAN area storm water for removal of mercury contaminants before discharge into the OLIN system.

          . OLIN will analyze the samples and give approval before HAN storm or process waters are discharged into the OLIN system consistent with the practices employed at the Charleston Plant prior to the Distribution Date.

SERVICE CHARGE

          . There will be no charge to ARCH for treatment of the HAN area storm water if the HAN unit is not operating.

          . If the HAN unit is operating, OLIN will charge to ARCH its proportionate share of costs for analytical work based on the time that is required to perform these analyses.

TERM:

          . OLIN will provide this Service for ARCH for an Initial Term of ten (10) years with ARCH reserving the right to terminate this Service upon 90 days advance written notice.

                                                                       Exhibit A

SERVICE:  Automotive Maintenance Service

PROVIDER: ARCH

SERVICE DESCRIPTION

          . ARCH will provide maintenance service to all internal combustion powered equipment at the Charleston Site. This includes forklift trucks, pick-up trucks, mobile cranes, manlifts, vacuum truck, trackmobiles, automobiles, emergency generator, firewater pumps, etc.

          . All work will be performed upon receipt of a properly approved work order.

          .    Work will be performed for OLIN on an as-requested basis.

SERVICE CHARGE

          . Mechanics time and material used will be recorded on the work order covering each job performed by the Autoshop.

          . Mechanic's time will be billed to OLIN at a fully loaded rate which includes the use of equipment and tools.

          . Spare parts used from the Autoshop inventory or purchased from outside sources will be billed to OLIN at cost plus 10%.

TERM:

          . Autoshop maintenance services will be provided to OLIN for as long as ARCH operates the Autoshop for its own equipment at the Charleston Site.

                                                                       Exhibit A

SERVICE:  Emergency Response

PROVIDER: OLIN

SERVICE DESCRIPTION

 .    OLIN shall provide emergency response equipment to ARCH's Charleston facilities consistent with emergency response service provided to OLIN's Charleston Plant prior to the Distribution Date.

 .    However, OLIN and ARCH each shall be responsible for managing its own disaster responses, including implementation of their respective Emergency Plans which will be shared between the companies.

 .    Emergency response will include, but not be limited to response to plant emergencies, chemical releases, chemical spills, fire, explosions, etc.

 .    OLIN will provide and maintain appropriate emergency response equipment
     (including the fire truck, ambulance and the Emergency Equipment Building with the Crisis Management Center) in a ready state.

 .    The Charleston Site Emergency Response Team will include ARCH and OLIN employees who will be the first level primary responders, the number to be agreed upon by the respective Plant Managers. Each company will assign an on-scene incident commander as well as a higher level crisis team, to respond to incidents of such company. Employees' wages associated with time spent in training will be absorbed by the employees' companies and not charged to OLIN's emergency response cost account.

 .    ARCH will have access to the Charleston Site emergency communication system. ARCH shall maintain, and replace if necessary, the emergency radios and pagers used in connection with the system and ensure that they are in an operable condition at all times.

 .    The command post for an incident shall be the Crisis Management Center.

SERVICE CHARGE

 .    All costs, Fixed and Variable, associated with the Charleston Site emergency response system (exclusive of employees' wages applicable to training time) will be accumulated and billed monthly to ARCH on basis of ARCH's Charleston head count as a percentage of the total Charleston Site head count.

TERM:

 .    This Service will be provided by OLIN to ARCH for as long as OLIN provides this Service to its own Charleston operations. ARCH reserves the right to terminate this Service upon two (2) years advance written notice.

                                                                       Exhibit A

SERVICE:  Environmental Services

PROVIDER: OLIN

SERVICE DESCRIPTION

          . OLIN shall provide to ARCH, on a routine basis, certain environmental services, performed for the ARCH operating facilities prior to the Distribution Date and which have not been assigned specifically to ARCH personnel. These Services include, but are not limited to, operation of the Site ponds and HTH landfill, monitoring outfalls, monitoring for NPDES compliance, obtaining samples and monitoring compliance with stormwater permits and preparing required reports to regulatory agencies and to ARCH Management (excluding those reports specifically assigned to each company including Title V permits and reports, HTH landfill permits and report, etc.).

          . OLIN shall communicate with and advise ARCH Charleston Plant Management of all environmental developments which may impact ARCH's Charleston operations.

SERVICE CHARGE

          . Work performed exclusively for ARCH, such as placing material in the HTH landfill and the pond dredging of HTH sediment, will be performed under a work order recording time and material. Labor will be billed to ARCH at a fully-loaded rate (to cover cost of equipment and tools used) and material at cost.

          . Work performed on shared facilities, such as monitoring outfalls, for NPDES compliance (including analytical sampling and testing), testing Site drinking water and operating Site sanitary system will be recorded as to time and material. Labor will be billed to each Party at a fully-loaded rate (to cover cost of equipment and tools used) and material at cost at an agreed upon allocation percentage (agreed to each year at budget time) which for 1999 is budgeted to be 45% to ARCH and 55% to OLIN.

TERM:

          . This Service will be provided by OLIN to ARCH for an Initial Term of ten (10) years with ARCH reserving the right to terminate any specific Service for which ARCH has an independent permit which case the allocation of costs will be adjusted accordingly.

                                                                       Exhibit A

SERVICE:  Fire Water

PROVIDER: OLIN

SERVICE DESCRIPTION

          . OLIN shall provide firewater to ARCH through the Charleston Site firewater system. The Charleston Site firewater system shall have the capability of delivering X gallons per minute at X psig.
                                            ---                       ---

          . ARCH, or its designated representative may conduct inspections of the elements of the Charleston Site firewater system serving ARCH, including, but not limited to, piping, deluge system, hose houses, fire monitors and fire pumps. Firewater pumps shall be flow tested annually or as required by regulation or by the insurance carriers.

          . Each Party shall notify the other promptly if any part of its respective portion of the firewater system is out of service for any reason.

          . Each Party will comply with reasonable recommendations by an independent inspection agency retained by the parties' respective insurance carriers concerning maintenance of the firewater system.

          . No modifications will be made to the firewater system as it relates to either company's operations at Charleston unless mutually agreed upon by both parties.

          . Use of the firewater system for tasks normally performed at the site (such as louvre dryer washes) will continue to follow the same permit and notification procedures consistent with the practices and procedures in place before the Distribution Date.

SERVICE CHARGE

          . OLIN will bill ARCH monthly for its proportionate share of the Fixed Costs of operating and maintaining the Charleston Site firewater system. Such proportionate share be based upon ARCH's percentage of the total personnel located at the Charleston Site.

TERM:

          . This Service will be provided to ARCH for the life of the Charleston Site facilities.

                                                                       Exhibit A

SERVICE:  Gasoline and Diesel Fuel

PROVIDER: OLIN

SERVICE DESCRIPTION

          . OLIN will order, receive and store gasoline and diesel fuel for all automotive equipment and other internal combustion powered equipment at the Charleston Site. The gasoline and diesel oil pumps are located at the west side of the HTH Mechanical Shop.

          . Gasoline and diesel fuel will be dispensed to ARCH's authorized personnel. Records will be maintained and costs allocated per the current method of allocation until such time that a credit card or other suitable system is in place.

SERVICE CHARGE

          . Until a credit card system is implemented, OLIN will bill ARCH monthly for the quantity of gasoline and diesel oil withdrawn multiplied by the average cost of gasoline and diesel oil for that particular month.

          .    There will be no Fixed Cost charges to ARCH for this service.

          . Any discrepancies at month end between the sums on the withdrawal tickets and the pump readings will be allocated to each Party on the basis of percentage of use.

TERM:

          . This Service will be provided by OLIN to ARCH for as long as OLIN provides this service to its own automotive equipment and other internal combustion powered equipment at Charleston.

                                                                       Exhibit A

SERVICE:  Hydrogen

PROVIDER: OLIN

SERVICE DESCRIPTION

          . Hydrogen from OLIN's Chlorine cells will be cooled and blown to ARCH's J-3 Plant and to ARCH's Boilerhouse. At the Boilerhouse ARCH will accept the hydrogen at the outlet side of the main block valve.

          . Hydrogen will first be provided to OLIN's HCL operation and to ARCH's J-3 Plant before being available for burning in the boilers.

          . Hydrogen in ARCH's J-3 Plant and Boilerhouse will displace or reduce the use of natural gas.

          . The hydrogen provided by OLIN will be measured in MCF, will have a pressure of 5-6 psig at the cells and will be greater than 99.5% H\\2\\.

          . Hydrogen provided to J-3 will be metered through an existing meter in the H\\2\\ line to J-3. Approximately 163,000MCF H\\2\\ are budgeted to be used by J-3 in 1999.

SERVICE CHARGE

ARCH will be billed for the quantity of hydrogen received by ARCH at the boilerhouse and at the J-3 Plant as follows:

          . For calendar year 1999, hydrogen will be supplied to ARCH at no charge.

          . For calendar year 2000, hydrogen will be billed to ARCH at 25% of the equivalent BTU value of natural gas received at the Charleston Site.

          . For calendar year 2001, hydrogen will be billed to ARCH at 50% of the equivalent BTU value of natural gas received at the Charleston Site.

          . For calendar year 2002 and beyond, hydrogen will be billed to ARCH at 67.5% of the equivalent BTU value of natural gas received at the Charleston Site.

TERM:

          . Hydrogen will continue to be provided to ARCH' J-3 Plant and to the Boilerhouse as long as it is available from OLIN's Chlorine cells. OLIN does have the right to pursue alternate economical uses for the hydrogen and if successful may terminate this Service upon giving ARCH one (1) year advance written notice.

                                                                       Exhibit A


SERVICE:  Hydrochloric Acid

PROVIDER: OLIN

SERVICE DESCRIPTION

          . OLIN will supply 30 36% Hydrochloric Acid (HCL) to ARCH from the Brine Area HCL Tank.

          . HCL is provided to ARCH from either of two sources internal production by OLIN's Chlor-Alkali Plant or outside purchases.

          . HCL delivered to ARCH will be measured at the HTH Acid Meter. From the total reading of the HTH Acid Meter will be deducted the HCL meter reading at Secondary Treatment of the Chlor-Alkali Plant to obtain actual usage by ARCH.

SERVICE CHARGE

          . OLIN will bill ARCH at the market price as reported in the Chemical Marketing Reporter in effect on September 1 of each year and as budgeted by the Parties for the next year for regular grade 30-36% Hydrochloric Acid. If at the end of the year, the year's average market price varies by more than 20% from the budgeted price (i.e. the September 1 reported price from the prior year), the actual price of HCL received under this Agreement will be adjusted accordingly.

TERM:

          . OLIN will provide ARCH with HCL for an Initial Term of ten (10) years with ARCH reserving the right to terminate this Service upon 90 days advance written notice.

                                                                       Exhibit A

SERVICE:  Laboratory Space and Facilities in Technology Center

PROVIDER: OLIN

SERVICE DESCRIPTION

          . OLIN will provide laboratory space and facilities in the Technology Center for ARCH employees to conduct quality assurance work

          . Such laboratory space and facilities will be dedicated by OLIN for ARCH's exclusive use.

SERVICE CHARGE

          . OLIN will bill ARCH monthly for use of laboratory space and facilities at an annual cost agreed to between OLIN and ARCH at budget time each year for the next succeeding Calendar Year.

TERM:

          . OLIN will provide this service for ARCH for an Initial Term of ten (10) years subject to termination of this Service by either Party upon one (1) year advance written notice.

                                                                       Exhibit A


SERVICE:  Laboratory Services

PROVIDER: OLIN

SERVICE DESCRIPTION

          . OLIN shall provide to ARCH laboratory services to conduct trace metal analyses of incoming raw materials, processes and finished products.

          . At budget time each year, ARCH will advise OLIN of the estimated number of analyses that may be performed and OLIN and ARCH will determine and agree upon the estimated number of man hours that may be required to perform the analyses during the next Contract Year.

          . OLIN shall provide this Service to ARCH as requested and as available.

SERVICE CHARGE

          . OLIN shall bill ARCH each month at a cost for the analyses performed during the previous month based on a rate for OLIN analytical services established and agreed to annually at budget time.

TERM:

          . OLIN shall provide this Service for an Initial Term of ten (10) years with ARCH having the right to terminate this Service upon ninety (90) days written notice.

                                                                       Exhibit A

SERVICE:  Medical

PROVIDER: OLIN

SERVICE DESCRIPTION

          . OLIN will provide to ARCH's Charleston Site employees the following but not all inclusive, medical services

               .    Employment and exit physical examinations
               .    Regular periodic health physicals
               .    Treatment of occupational injuries and illnesses
               .    Non-occupational injuries and illness will be attended to as staff time is available
               .    Surveillance examinations for all employees for audiometric and pulmonary functions
               .    Return to work authorization
               .    Substance abuse screening
               .    Wellness and blood borne pathogens programs

          . In performing medical services to ARCH, OLIN's medical staff will maintain logs of medical visits by ARCH personnel and will retain medical records to comply with OSHA requirements. Medical records of ARCH's personnel will receive the same confidentiality as accorded to OLIN's Charleston employees.

SERVICE CHARGE

OLIN will bill ARCH for its proportionate share of the Charleston Medical Department expenses based on head count and as per the below formula.

ARCH Monthly  Charge =  Total Monthly Charleston Site Medical Dept. Expenses  X  ARCH's Charleston Site Head Count for the month
                        -----------------------------------------------------    -----------------------------------------------
                                                                                      Total Charleston Site Head Count for the month


TERM:
          . OLIN will provide medical services to ARCH's Charleston personnel for as long as such Service is provided to OLIN's Charleston employees.

                                                                       Exhibit A

SERVICE:  Natural Gas and Natural Gas Distribution

PROVIDER: OLIN

SERVICE DESCRIPTION

          .    OLIN will provide natural gas to ARCH's Boilerhouse and J-3
               Plant.

          . Natural gas to J-3 will be provided on an as-required basis as a replacement for the unavailability of sufficient hydrogen for the J-3 operation. The maximum amount of natural gas that can be consumed at J-3, in lieu of all the hydrogen, is approximately 55,000 MCF per year.

          . Natural gas will be provided to ARCH's Boilerhouse as a fuel supplement to hydrogen. Natural gas will be used in the Boilerhouse to full extent of its availability before resorting to the use of fuel oil.

          . Natural gas consumed by J-3 will be based upon meter readings of the combined J-3/TRU gas stream at the Boilerhouse and the gas meter reading in the TRU building.

          . J-3 Natural Gas Consumption = Meter reading of combined J-3/TRU gas stream minus gas meter reading in TRU building.

          . Natural gas consumed in the Boilerhouse will be the sum of the gas meter readings on Boilers Nos. 1, 2 and 3.

SERVICE CHARGE

          . OLIN will bill ARCH for natural gas volumes actually used in any month multiplied by the same rate per MCF (or per MMBTU) as OLIN pays to the Charleston Site natural gas supplier.

          . No natural gas distribution system Fixed Costs will be billed to ARCH.

TERM:

          . OLIN will provide natural gas to ARCH as long as natural gas is provided by OLIN to its operations at the Charleston Site.

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

                                                                       Exhibit A

SERVICE:  Pipe Racks

PROVIDER: OLIN and ARCH

SERVICE DESCRIPTION

          . Each Party will own and maintain the pipe racks located within the battery limits of its Charleston Site operations.

          . The maintenance of the pipe lines on or within the pipe racks will be the responsibility of the Party owning the pipe lines.

          . Each Party will negotiate in good faith to make unused pipe rack capacity available for use by the other Party for expansions or improvements to operations.

SERVICE CHARGE

          . Since each Party will maintain its own pipe racks there will be no charges from one Party to the other.

TERM:     Life of the facilities.

                                                                       Exhibit A

SERVICE:  Propane

PROVIDER: ARCH

SERVICE DESCRIPTION

          . ARCH will order, receive, and store propane gas for mobile equipment and other gas burning equipment at the Charleston Site.

          .    Propane gas will be dispensed by qualified personnel.

          . Records and billing will occur consistent with past practice until such time as a revised system is instituted such as credit card purchasing.

SERVICE CHARGE

          . ARCH will bill OLIN monthly for the quantity of propane gas withdrawn during the month multiplied by the then average unit cost of the propane inventory.

          .    There will be no Fixed Cost charges for this service.

TERM:

          . This Service will be available to OLIN for as long as ARCH provides this Service to its own Charleston facilities.

                                                                       Exhibit A

SERVICE:  Rail Car Switching and Storage and Track Maintenance

PROVIDER: OLIN

SERVICE DESCRIPTION

          . OLIN will provide rail car switching service for lime cars for ARCH's Charleston Site.

          . ARCH will have the responsibility of notifying and coordinating with OLIN's Customer Satisfaction Team Leader the schedule for movement of loaded and unloaded lime cars.

          . The HTH track spur can accommodate a total of 13 rail cars one spotted for unloading and twelve available for unloading. Under normal circumstances this spur should provide sufficient rail car storage capacity for the HTH operation. If the need arises to store more than 13 ARCH railcars at the Charleston Site, upon ARCH's request, OLIN will make additional track available on a temporary basis if OLIN has such track to make available. If OLIN cannot make additional track space available, OLIN will assist ARCH in arranging for outside storage of excess cars.

          . ARCH will be responsible for maintaining the lime railroad tracks up to and including the switch on those tracks. OLIN will be responsible for maintaining all other tracks in the Charleston Site.

SERVICE CHARGE

          . OLIN will bill ARCH for rail cars switched in and out of the Charleston Site for ARCH at an annualized rate of $65,000 for 1999, and for future years in an amount to be agreed as part of the budgeting process for such year.

          . Fixed costs of repairing the track mobile and maintaining the main line track in the Charleston Site will be allocated and billed to ARCH on the basis of the percentage of the total number of rail cars delivered to or shipped from the Charleston Site that are for ARCH's account.

          . Costs of repairing any railcar damage, which occurs while the car is in the Charleston Site, will be the responsibility of the Party causing the damage.

               Derailing costs will be the responsibility of the Party causing the derail of cars.

TERM:

          . This Service shall be provided by OLIN to ARCH for an Initial Term of 10 years; however, ARCH has the right to terminate this Service upon giving one (1) year advance written notice.

                                                                       Exhibit A

SERVICE:  Recovered Salt

PROVIDER: ARCH

SERVICE DESCRIPTION

          . Salt is recovered by OLIN at the Chlor Alkali Salt Centrifuge from the saturated brine slurry pumped to Chlor Alkali 510 brine system from ARCH's HTH Unit. Weak brine streams are pumped by OLIN to the J-3 Salt Dissolver and a saturated brine solution is returned to the Chlor Alkali 812 brine system.

          . The slurry from the HTH Unit will contain less than 15% Hypochlorite and the saturated brine from J-3 will have less than
               1.0 ppm Nickel.

          . Approximately 27,000 dry tons of salt is budgeted to be recovered by OLIN in 1999.

SERVICE CHARGE

The quantity of salt recovered by OLIN in the salt centrifuge is estimated based upon the total caustic soda used in the J-3 and HTH Units, multiplied by a factor based on salt in the recovery stream adjusted for any known losses and for salt carried into the HTH products. Salt recovered by OLIN at the salt centrifuge will be billed to OLIN as follows:

          . For calendar year 1999, recovered salt will be supplied at no charge.
          . For calendar year 2000, recovered salt will be billed at 25% of the budgeted outside-purchase delivered salt price, less freight.
          . For calendar year 2001, recovered salt will be billed at 50% of the budgeted outside-purchase delivered salt price, less freight.
          . For calendar year 2002 and beyond, recovered salt will be billed at 67.5% of the budgeted outside-purchase delivered salt price, less freight.

TERM:

          . OLIN will accept the saturated brine from the HTH and J-3 Units for the life of the Service Facilities.

                                                                       Exhibit A

SERVICE:  Site Security and Gate Access

PROVIDER: OLIN

SERVICE DESCRIPTION

          . OLIN will provide directly or through an outside contractor the security services for the Charleston Site.

          . ARCH will prepare and update in a timely manner a Policy and Procedures Manual which will apply to ARCH employees and ARCH visitors entering the Charleston Site and which will be administered by the security personnel at the Main Gate and Contractors' Gate. This Manual will continuously be consistent with OLIN Policies and Procedures in effect at the time.

          . The Main Gate will be used by ARCH employees for ingress and egress to ARCH facilities on a 24 hour basis.

          . Security personnel to the Main Gate will log all visitors to the Site, handle documents for outbound shipments (as required), conduct safety orientations, monitor the Weather Alert System and monitor the Mutual Aid Radio.

          . OLIN security personnel will monitor and OLIN will maintain the chlorine sensors located at the Site's perimeter.

          . OLIN shall make available to ARCH the truck scales located at the main gate. Weigh tickets will be supplied to the truck driver at the time of weighing, if requested. There will be no charge to ARCH for use of the truck scales.

SERVICE CHARGE

          . All costs, both Fixed and Variable, will be accumulated and billed monthly to ARCH on the basis of ARCH's Charleston head count as a percentage of the total Charleston Site head count.

TERM:

          . This Service will be provided by OLIN to ARCH for the life of the Charleston Site; however, ARCH reserves the right to terminate this Service upon one (1) year advance written notice.

                                                                       Exhibit A

SERVICE:  Specialized Skills Support

PROVIDER: Either Party

SERVICE DESCRIPTION

          . Either Party will provide to the other company, on an as-requested, as-available basis, specialized skills support (including the necessary equipment to perform the specialized skills) such as, but not limited to: specialty welding, refrigeration mechanics and freon recovery, vibration analysis, infrared testing, fan balancing and machinists and crane operations.

SERVICE CHARGE

          . Personnel providing specialized skills support to the Service Receiver will be billed at a fully-loaded hourly rate to include the cost of equipment and tools.

TERM:

          . Either Party will provide specialized skills support to the other Party for an Initial Term of ten (10) years.